EXHIBIT 4.3

                           SECOND AMENDED AND RESTATED
                               SOUND ADVICE, INC.
                             1986 STOCK OPTION PLAN*

     1. PURPOSE. The purpose of the Amended and Restated Sound Advice Inc. 1986 Stock Option Plan (the "Plan") is to secure for Sound Advice, Inc. and its subsidiaries, if any (hereinafter col lectively the "Company") and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's common stock, par value $. 01 per share (the "Common Stock"), by selected key employees and non-employee directors of the Company who are important to the success and growth of the business of the Company and to help the Company secure and retain the services of such employees and non-employee directors. Options granted under the Plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "non-qualified stock options." For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation, "respectively, as such terms are defined in sections 424(e) and (f) of the Code.

     2. STOCK OPTION COMMITTEE.

         2.1. ADMINISTRATION. The Plan shall be administered by a stock option committee (the "Committee") appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two members of the Board of Directors administer the Plan, and provided, further, that all members of the Committee must be "non-employee directors" as defined in Rule 16b-3.

         2.2. PROCEDURES. The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. All determinations and actions of the Committee shall be made by not less than a majority of its members.

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     *As amended by the Company's Board of Directors: (i) on December 14, 1994,
subject, however, to the approval of the amendments by the Company's shareholders, which was obtained at the annual meeting of shareholders held on February 1, 1995; and (ii) on January 21, 1997, which did not require the approval of the Company's shareholders.

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         2.3. INTERPRETATION. The Committee shall have full power and authority to interpret the provisions of the Plan, and its decisions shall be final and binding on all interested parties.

         2.4. LIABILITY. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     3. SHARES SUBJECT TO OPTIONS.

         3.1. NUMBER OF SHARES. Subject to the provisions of Paragraph 12 (relating to adjustments upon changes in capitalization), the number of share of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed 750,000 shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options; PROVIDED that the granting and terms of such new options shall in all respects comply with the provisions of the Plan. In no event shall any options be granted under the Plan after ten years from the date of adoption of the amendment to the Plan extending its Expiration Date (as hereinafter defined).

         3.2. CHARACTER OF SHARES. Shares of Common Stock delivered upon the exercise of options granted under the Plan may be authorized and unissued Common Stock, unissued Common Stock held in the Company's treasury, or both.

         3.3. RESERVATION OF SHARES. There shall be reserved at all times for sale under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

     4. GRANT OF OPTIONS. The Committee shall determine, within the limitations of the Plan, the employees and non-employee directors of the Company to whom options are to be granted, the number of shares that may be purchased under each option, the option price, and shall designate options at the time of grant as either "incentive stock options" or "non-qualified options;" PROVIDED that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the

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individual's employer corporation and its parent and subsidiary corporations)
shall not exceed $100,000; PROVIDED, FURTHER, that non-employee directors may be granted only non-qualified options. In determining the key employees to whom options shall be granted, the Committee shall take into consideration the employee's present and potential contribution to the success of the Company and other such factors as the Committee may deem proper and relevant. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Optionee (as defined in Paragraph 5) in such form, not inconsistent with the provisions of the Plan, or with section 422 of the Code for incentive stock options, as the Committee shall provide.

     5. PERSONS ELIGIBLE. Options may be granted under the Plan to any key employee or prospective key employee (conditioned upon, and effective not earlier than, his becoming an employee) of the Company, including without limitation by way of specification, any store manager or assistant store manager, and non-employee directors or prospective non-employee directors (conditioned upon, and effective not earlier than, an individual becoming a director). Employees who are also officers or directors of the Company or any of its subsidiaries shall not by reason of such offices be ineligible to receive options under the Plan. Notwithstanding any of the foregoing, no member of the Committee shall be eligible to receive options under the Plan. No incentive stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent, if any, or its subsidiaries, if any, unless the option price is at least 110% of the fair market value of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.

         An individual receiving any option under the Plan is hereinafter referred to as an "Optionee. " Any reference herein to the employment of an Optionee by the Company shall include his or her employment by the Company or its subsidiaries, if any.

     6. OPTION PRICE. Subject to Paragraph 12, the option price of each share of Common Stock purchasable under any incentive stock option granted under the Plan shall be not less than the fair market value of such shares of Common Stock at the time the option is granted. The option price of each share of Common Stock purchasable under a non-qualified option granted under the Plan shall not be less than 85% of the fair market value of such share of Common Stock at the time the option is granted. For purposes of this Paragraph, the time at which an option is granted, in case of

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the grant of an option to a prospective key employee or prospective non-employee director, shall be deemed to be the effective date of such grant. The option price of any option issued in a transaction described in section 424(a) of the Code shall be an amount which conforms to the requirements of that section and the regulations thereunder.

     7. EXPIRATION AND TERMINATION OF THE PLAN.

         7.1. GENERAL. Options may be granted under the Plan at any time and from time to time on or prior to November 10, 2001 (the "Expiration Date"), which is ten years from the effective date of the amendment to the Plan extending the term to such date and on which date the Plan will expire except as to options then outstanding under the Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to the Expiration Date, except with respect to any options then outstanding under the Plan; PROVIDED, however, that the approval of the Company's shareholders will be required for any amendment which (i) changes the class of persons eligible for the grant of options, as specified in Paragraph 5,
(ii) increases the maximum number of shares subject to options, as specified in Paragraph 3 (unless made pursuant to the provisions of Paragraph 12) or (iii) materially increases the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         7.2. MODIFICATIONS. No modification, extension, renewal or other change in any option granted under the Plan shall be made after the grant of such option, unless the same is consistent with the provisions of the Plan and does not disqualify an incentive stock option under the provisions of section 422 of the Code.

     8. EXERCISABILITY AND DURATION OF OPTIONS.

         8.1. DETERMINATION OF COMMITTEE; ACCELERATION. Each option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such events or events, and in such amounts, as the Committee may provide upon the granting thereof. Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part. Any option granted under the Plan shall be exercisable upon the death of the Optionee or upon the termination of the Optionee's employment by or Optionee's acting as a director of the Company by reason of his illness or disability only to the extent such option was exercisable by the Optionee immediately prior to such event, unless

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otherwise expressly provided in the option at the time it is granted. Without limiting the Committee's discretion as provided hereinabove, the Committee specifically may, in connection with and at the time of granting of non-qualified options under the Plan, provide that the vesting of such non-qualified options shall accelerate, and such non-qualified options shall become fully exercisable, upon the death of an employee or non-employee director or upon the termination or cessation of the Optionee's employment with or Optionee's acting as a director of the Company by reason of such person's disability.

         8.2. AUTOMATIC TERMINATION. The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) The expiration of ten years from the date on which such option was granted;

         (b) The expiration of three months from the date of termination of the Optionee's employment by or Optionee's acting as a director of the Company (other than a termination described in subparagraph (c), (d) or (e) below); PROVIDED, that if the Optionee shall die during such three-month period, the time of termination of the unexpired portion of any such option shall be determined under the provision of subparagraph (d) below;

         (c) The expiration of one year from the date of termination of the employment of an Optionee or Optionee's acting as a director due to permanent and total disability (other than a termination described in subparagraph (e) below);

         (d) The expiration of six months following the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of a deceased Optionee, if the Optionee's death occurs either during his employment by or acting as a director of the Company or during the three-month period following the date of termination of such employment or directorship (other than a termination described in subparagraph
(e) below), but in no event later than one year after the Optionee's death;

         (e) The termination of the Optionee's employment by the Company if such termination constitutes or is attributable to a breach by the Optionee of an employment agreement with the Company, its parent, if any, or if the Optionee has been discharged or removed for cause. The Committee shall have the right to determine whether the Optionee has been discharged or removed for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive; or

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         (f) The expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon granting thereof.

         8.2.1 NON-QUALIFIED OPTION AUTOMATIC TERMINATION. Notwithstanding anything to the contrary contained in Section 8.2, the unexercised portion of any non-qualified option granted under the Plan (but not any incentive stock option, the termination of which shall continue to be governed by Section 8.2 hereof) shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) The expiration of ten years from the date on which such non-qualified option was granted;

         (b) The expiration of two years from the date of termination or cessation of the Optionee's employment with or Optionee's acting as a director of the Company for any reason [including, without limitation, as a result of disability, voluntary resignation within sixty days after a change in control (as hereinafter defined) or retirement] other than a termination or cessation as a result of death or described in subparagraph (d) or (e) below; provided that for purposes hereof "retirement" shall mean voluntarily resigning as an employee or a director of the Company after the Optionee has reached the age of 65; provided, further, that the Committee shall have the right to determine the cause of cessation or termination of employment or directorship and the date of such cessation or termination, and such determination of the Committee shall be final and conclusive;

         (c) The expiration of two years after the Optionee's death if the Optionee's death occurs during his employment with or acting as a director of the Company;

         (d) The termination of the Optionee's employment by the Company if such termination constitutes or is attributable to a breach by the Optionee of an employment agreement with the Company, its parent, if any, or any of its subsidiaries, or if the Optionee has been discharged or removed for cause; provided that the Committee shall have the right to determine whether the Optionee has been discharged or removed for cause and the date of such discharge or removal, and such determination of the Committee shall be final and conclusive;

         (e) The expiration of three months from the date of termination or cessation of the Optionee's employment with or Optionee's acting as a director of the Company as a result of the Optionee's voluntary resignation other than within sixty (60) days after a change in control or as a result of retirement; provided that, if the Optionee shall die during such three-month period, the

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time of termination of the unexpired portion of such non-qualified option shall be six months following issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of a deceased Optionee, but in no event later than one year after the Optionee's death; or

         (f) The expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon granting thereof.

     For purposes of this Section 8.2.1, a "change in control" shall be deemed to have occurred upon any of the following events: (i) the acquisition in one or more transactions by any "person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes hereof, the Voting Securities acquired (by sale, merger, consolidation or in any other manner) from the Company by any person shall be excluded from the determination of such person's beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) the individuals who, as December 1, 1994 are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute more than one-half of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of more than one-half of the Incumbent Board, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; or (iii) approval by shareholders of the Company of (A) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than one-half of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation (unless, however, the event described in subparagraph (ii) above does not occur in connection therewith) or (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that, notwithstanding the foregoing, (x) a change in control shall not be deemed to occur solely because fifteen percent (15%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries,

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(2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition or (3) Peter Beshouri, Michael Blumberg, Joseph Piccirilli, Gregory Sturgis or any other person who, as of the date hereof, directly or indirectly beneficially owns 5% or more of the Voting Securities of the Company, and (y) a change in control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a change in control shall occur.

     9.  EXERCISE OF OPTIONS; CERTAIN LEGAL AND OTHER RESTRICTIONS.

         9.1. EXERCISE. Options granted under the Plan shall be exercised by the Optionee (or by his or her personal representatives, executors or administrators, as provided in Paragraph 10) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company, or (b) with the consent of the Committee, by delivery of shares of Common Stock having a fair market value (determined as of the date such option is exercised) equal to all or part of the purchase price, and if applicable, of a check payable to the Company for any remaining portion of the purchase price. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The Company shall effect the transfer of the shares so purchased to the Optionee (or such other person exercising the option pursuant to Paragraph 10 hereof) as soon as practicable, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No Optionee or other person exercising an option shall have any of the rights of a shareholder of the Company with respect to shares subject to an option granted under the Plan until

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certificates for such shares shall have been issued following the exercise of such option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. In no event may any option granted hereunder be exercised for a fraction of a share.

         9.2. WITHHOLDING TAX. Whenever under the Plan shares of stock are to be delivered upon exercise of a non-qualified option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

         9.3. RESTRICTIONS ON DELIVERY OF SHARES. Each award granted under the Plan is subject to the conditions that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected. The Committee may require, as a condition of exercise of any option, that the Optionee represent, in writing, that the shares received upon exercise of the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such requirement under the Securities Act of 1933. The Company may endorse on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     10. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, an option may be exercised, during the lifetime of on Optionee, only by such Optionee. In the event of an Optionee's death during his or her employment by or acting as a director of the Company, or its parent, if any, or during the three-month period following the date of termination of such employment or directorship, his or her option shall thereafter be exercisable, during the period specified

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in Paragraph 8.2(d), by his or her personal representatives, executors or administrators.

     11. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any option granted under the Plan shall confer upon any Optionee the right to continue in the employment or as a director of the Company or affect the right of the Company to terminate the Optionee's employment at any time, subject, however, to the provisions of any agreement of employment between the Optionee and the Company.

     12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to such option immediately prior to such change; PROVIDED, however, that no such adjustment shall give any Optionee any additional benefits under his or her option; and PROVIDED FURTHER, that, with respect to any outstanding incentive stock option, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

     If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised option theretofore granted under the Plan (hereinafter for purposes of this paragraph 12 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

     If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

     13. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of the Common Stock may be commingled with any other corporate funds and used for any corporate purpose.

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     14. EFFECTIVE DATE OF PLAN. The Plan shall become effective on May 20,
1986, the date of its adoption by the Board of Directors of the Company, subject, however, to the approval of the Plan by the Company's stockholders within 12 months of such adoption.

     15. EFFECTIVE DATE OF AMENDMENTS. The amendments to the Plan adopted by the Board of Directors of the Company as of November 11, 1991, shall become effective on November 11, 1991, subject, however, to the approval of such amendments by the Company's shareholders at the Company's 1991 annual meeting of shareholders.

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